SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549-1004


                                    FORM 8-K


  Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

                        Date of Report:  January 30, 2001

                         Inform Worldwide Holdings, Inc.
             (Exact name of registrant as specified in its charter)

                                    Colorado
         (State or other jurisdiction of incorporation of organization)

                                    000-29994
                            (Commission File Number)

                                    841425882
                      (IRS Employer Identification Number)

           10333 East Dry Creek Road, Suite 270, Englewood, CO  80112
                         (Business address and zip code)

                                 (303) 662-0900
              (Registrant's telephone number, including area code)

Item  1.   Changes  in  Control  of  Registrant

As a result of the purchase of 2,106,000 shares of the Registrant's common stock by the Registrant from Edgar Odenwalder III pursuant to a Separation Agreement on January 26, 2001, Mr. Odenwalder now owns 235,669 shares, representing less than 1% of the Registrant.

Item  5.   Other  Events

Effective January 31, 2001, Edgar Odenwalder III has resigned as a director and officer of the Registrant to pursue other opportunities. The Registrant and Mr. Odenwalder entered into a Separation Agreement and General Release dated January 26, 2001, whereby the Registrant released Mr. Odenwalder from the non-compete provisions of his Employment Agreement and transferred certain assets to Mr.
Odenwalder  in  exchange  for 2,106,000 shares of the Registrant's common stock.

Item  6.   Resignation  of  Registrant's  Directors


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Effective  January 31, 2001, Mr. Edgar Odenwalder III has resigned as a director of Registrant. There was no disagreement with the Registrant relating to any matter involving the Registrant's operations, policies or practices.


January 30, 2001

                                                Inform Worldwide Holdings, Inc.
                                                (Registrant)

                                                /s/  Larry  G.  Arnold
                                                --------------------------------
                                                Larry G. Arnold, Chairman of the
                                                Board, Chief Executive Officer


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